Exhibit 99.1

Wish-Bone

Special Purpose Combined Statements of Assets Acquired as of September 30, 2013 (unaudited) and December 31, 2012

Special Purpose Combined Statements of Revenues and Direct Expenses for the nine months ended September 30, 2013 (unaudited) and 2012 (unaudited) and for the years ended December 31, 2012 and 2011

INDEX TO SPECIAL PURPOSE COMBINED STATEMENTS
WISH-BONE

Page(s)

Independent Auditor’s Report    1

Special Purpose Combined Statements of Assets Acquired as of September 30, 2013 (unaudited) and
December 31, 2012 ……………………………..    2

Special Purpose Combined Statements of Revenues and Direct Expenses for the nine months ended
September 30, 2013 (unaudited) and 2012 (unaudited) and for the years ended December 31, 2012
and 2011……………………………..……..……    3

Notes to Special Purpose Combined Financial Statements    4

6

Independent Auditor’s Report

To the Management of Unilever United States, Inc.

We have audited the accompanying special purpose combined financial statements of the Wish-Bone and Western Salad Dressing Business of Unilever United States, Inc., which comprise the special purpose combined statement of assets acquired as of December 31, 2012, and the special purpose combined statements of revenues and direct expenses for the years ended December 31, 2012 and 2011.

Management’s Responsibility for the Special Purpose Combined Financial Statements

Management is responsible for the preparation and fair presentation of the special purpose combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of special purpose combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the special purpose combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the special purpose combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the special purpose combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the special purpose combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the special purpose combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the special purpose combined financial statements referred to above present fairly in all material respects, the assets acquired of the Wish-Bone and Western Salad Dressing Business of Unilever United States, Inc. as of December 31, 2012, and the revenues and direct expenses for the years ended December 31, 2012 and 2011 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying special purpose combined financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Pinnacle Foods, Inc. as described in Note 1, and are not intended to be a complete presentation of the financial position or results of operations of the Wish-Bone and Western Salad Dressing Business of Unilever United States, Inc. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
November 22, 2013

Wish-Bone Special Purpose Combined Statements of Assets Acquired as of September 30, 2013 (Unaudited) and December 31, 2012

(IN THOUSANDS)

	September 30, 2013	December 31, 2012
	(Unaudited)
Inventory:
Raw and packaging materials	$2,747	$3,420
Finshed goods	10,707	10,963
Spare parts	1,974	1,999
Total inventory	15,428	16,382

Property and equipment:
Machinery and equipment	37,195	36,926
Molds and dies	6,287	6,287
	43,482	43,213
Less: Accumulated depreciation	(24,622)	(22,762)
Property and equipment, net	18,860	20,451

Total assets acquired	$34,288	$36,833

The accompanying notes are an integral part of these special purpose combined financial statements.

Wish-Bone
Special Purpose Combined Statements of Revenues and Direct Expenses
For the nine months ended September 30, 2013 (unaudited) and 2012 (Unaudited)
and for the years ended December 31, 2012 and 2011

(IN THOUSANDS)
	Nine Months Ended		Year Ended
	September 30, 2013	September 30, 2012	December 31, 2012	December 31, 2011
	(Unaudited)	(Unaudited)

Net revenues	$148,895	$150,384	$192,196	$184,166

Cost of good sold
Materials	39,568	38,414	49,553	50,585
Bought in products	1,540	2,442	2,483	3,021
Packaging	17,666	17,321	21,608	22,133
Other production costs	15,541	17,039	22,092	21,644
Distribution costs	14,523	13,733	17,810	17,418
Supply support and other	7,065	6,326	8,698	6,788
Cost of goods sold	95,903	95,275	122,244	121,589

Gross profit	52,992	55,109	69,952	62,577

Operating expenses
Allocated selling costs	3,665	3,368	4,370	4,756
Advertising and promotion	11,544	10,088	12,287	7,156
Total operating expenses	15,209	13,456	16,657	11,912

Net revenues less direct operating expenses	$37,783	$41,653	$53,295	$50,665

The accompanying notes are an integral part of these special purpose combined financial statements.

Wish-Bone
Notes to Special Purpose Combined Financial Statements
As of September 30, 2013 (unaudited) and December 31, 2012 and for the Nine Months ended September 30, 2013 (unaudited) and 2012 (unaudited) and for the years ended December 31, 2012 and 2011
($ in thousands)

1.    Asset Purchase Agreement, Description of Business and Basis of Presentation

Asset Purchase Agreement

On August 11, 2013, Conopco, Inc., a wholly owned subsidiary of Unilever United States Inc., entered into an asset purchase agreement with Pinnacle Foods Inc. (“Pinnacle”) to sell certain assets of the Wish-Bone and Western Salad Dressing business (“Wish-Bone”) for approximately $580 million, subject to a post-closing adjustment upon inventory of Wish-Bone at closing. On October 1, 2013, the purchase was completed with a purchase price of $575 million, subject to the final inventory value adjustment. In connection with the asset purchase agreement, Pinnacle has agreed to assume certain future obligations relating to the Wish-Bone operations including future obligations under assumed contracts, product related obligations, any litigation and other obligations arising from after the date of closing.
Prior to August 11, 2013, no material relationship existed between Conopco and Pinnacle.

Description of Business
Wish-Bone represents the salad dressing businesses of Conopco, Inc. and its affiliates who are each indirectly wholly-owned by Unilever N.V. and Unilever PLC (collectively, with their affiliates, referred to as the "Unilever Group"). Wish-Bone develops, manufactures and markets salad dressing products in the United States, and Latin America including Puerto Rico, Dominican Republic and Trinidad and Tobago.

Wish-Bone generates sales through retail, commercial, institutional and industrial channels. The brands offered through these channels are ‘Wish-Bone and Western’. Sales outside of the United States are not significant.

Wish-Bone has a manufacturing facility in Independence, Missouri and utilizes five shared distribution centers located in the United States of America (“US”). The manufacturing facility in Independence, Missouri produces Wish-Bone Salad dressing and other products for the Unilever Group. The manufacturing premises are not part of the Asset Purchase Agreement. Wish-Bone’s US headquarters are located in Englewood Cliffs, New Jersey. Wish-Bone also utilizes the services of independent third party manufacturers.

Basis of Presentation
The accompanying statements of assets acquired as of September 30, 2013 (unaudited) and December 31, 2012, and the related statements of revenues and direct expenses for the nine months ended September 30, 2013 (unaudited) and 2012 (unaudited) and for the years ended December 31, 2012 and 2011 (collectively, the “Special Purpose Combined Financial Statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Special Purpose Combined Financial Statements do not reflect any purchase accounting or other adjustments as a result of Pinnacle’s acquisition of Wish-Bone. The accompanying Special Purpose Combined Financial Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of Wish-Bone’s revenues and direct expenses.
The Special Purpose Combined Financial Statements have been prepared to present the assets acquired and revenues and direct expenses of Wish-Bone. Historically, Wish-Bone was a component of the Unilever Group’s operations and separate financial statements were not prepared for Wish-Bone. The accompanying Special Purpose Combined Financial Statements have been derived from the historical accounting records of the Unilever Group and therein reflect significant estimates and assumptions that are not necessarily indicative of the amounts that would have resulted had Wish-Bone been operated as a stand-alone entity.

Wish-Bone
Notes to Special Purpose Combined Financial Statements
As of September 30, 2013 (unaudited) and December 31, 2012 and for the Nine Months ended September 30, 2013 (unaudited) and 2012 (unaudited) and for the years ended December 31, 2012 and 2011
($ in thousands)

Certain other Unilever Group expenses and other income, such as corporate overhead, interest income, interest expense, and income taxes have been excluded from the statements of revenues and direct expenses, as they are not directly associated with the revenue producing activities of Wish-Bone or it is not practical to isolate or allocate such indirect Unilever Group operating costs to Wish-Bone. Corporate overhead expenses include general support functions, such as expenses associated with the executive management and various corporate departments. The accompanying Special Purpose Combined Financial Statements are not indicative of the financial position or results of operations of Wish-Bone had the business been operated as a separate, stand-alone entity and may not be indicative of the future results of operations of Wish-Bone due to the change in ownership, and the exclusion of various operating expenses, described herein.
Statements of Revenues and Direct Expenses: The statements of revenues and direct expenses include direct cost of production, marketing and distribution, including selling and direct overhead, depreciation and amortization, and all direct expenses incurred by the Unilever Group on behalf of Wish-Bone.
Cash Flows: During the nine months ended September 30, 2013 and 2012, and the years ended December 31, 2012 and 2011, Wish-Bone’s financing requirements were provided by the Unilever Group and cash generated by Wish-Bone was transferred to the Unilever Group. As Wish-Bone has been historically managed as a part of the operations of the Unilever Group and has not been operated as a stand-alone entity, statements of cash flows were not prepared for Wish-Bone. It is not practical to prepare. Additionally, historical cash flow information reflecting Wish-Bone’s operating, certain investing and financing cash flows are not available.

Unaudited Interim Information: The financial information as of September 30, 2013 and for the nine months ended September 30, 2013 and 2012 are unaudited. However, in the opinion of management, such information includes all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of such financial information.

2.    Summary of Significant Accounting Policies

Use of Estimates
The preparation of Special Purpose Combined Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the Special Purpose Combined Financial Statements and accompanying notes. Management bases its estimates on historical experience and various other assumptions believed to be reasonable. Although these estimates are based on management's best knowledge of current events and actions, actual results may be different from the estimates. The most significant estimates and judgments relate to: inventory valuation, estimated useful lives of property and equipment, provisions for marketing programs and allowances for sales returns and discounts. Changes in estimates are recorded in the period of change.

Inventories
Inventories are comprised of finished goods, raw and packaging materials and spare parts, and are stated at the lower of cost or market based on the weighted average cost method. The value of finished goods on-hand includes shipping and handling costs incurred for transportation from the point of manufacture to distribution centers. Provisions are made for slow-moving and obsolete inventory as necessary based on estimated future salability of product.

Wish-Bone
Notes to Special Purpose Combined Financial Statements
As of September 30, 2013 (unaudited) and December 31, 2012 and for the Nine Months ended September 30, 2013 (unaudited) and 2012 (unaudited) and for the years ended December 31, 2012 and 2011
($ in thousands)

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Additions and improvements are capitalized; maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are removed from Wish-Bone’s accounting records. Depreciation is determined principally using the straight-line method over the estimated useful lives of the assets. The estimated useful life for major classes of property and equipment are:

Machinery and equipment    14 years
Molds and dies    3 years

Depreciation expense for the nine months ended September 30, 2013 and 2012 and for the years ended December 31, 2012 and 2011 were $1,860 (unaudited), $1,880 (unaudited), $2,526 and $2,317, respectively and are included in Other production costs in the accompanying statements of revenues and direct expenses.

Wish-Bone acquired property and equipment of $270 (unaudited), $368 (unaudited), $2,730 and $4,461 during the nine months ended September 30, 2013 and 2012 and during the years ended December 31, 2012 and 2011, respectively. There were no significant disposals during any of the periods presented.

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Wish-Bone evaluates recoverability of assets to be held and used by comparing the carrying amount of an asset to the future net undiscounted cash flows to be generated by the asset. If such asset is considered to be impaired, the impairment loss is measured as the amount by which the carrying amount of the asset exceeds its fair value. There were no impairment losses recorded for the nine months ended September 30, 2013 and 2012 and the years ended December 31, 2012 and 2011.

Foreign Currency
The accounting records of operations outside of the United States are primarily maintained in U.S. dollars. Transactions with foreign denominated currency are not material.

Revenue Recognition
Revenue is recognized when all of the following revenue recognition conditions are met:
•Persuasive evidence of an arrangement exists;
•    Products have been delivered to the customer;
•    Collection of related fees is reasonably assured; and
•    Related fees are fixed or determinable.
Wish-Bone establishes provisions for discounts and other allowances based on historical experience within the same period the revenue is recognized, or when the receivables are reasonably determined to be uncollectible.

Shipping and Handling
Wish-Bone classifies shipping and handling fees billed to customers as revenue and includes the corresponding cost in cost of goods sold in accordance with FASB Accounting Standards Codification Section (“ASC”) 605-45: Revenue Recognition, Principle Agent Considerations.

Wish-Bone
Notes to Special Purpose Combined Financial Statements
As of September 30, 2013 (unaudited) and December 31, 2012 and for the Nine Months ended September 30, 2013 (unaudited) and 2012 (unaudited) and for the years ended December 31, 2012 and 2011
($ in thousands)

Customer Sales Incentives
Wish-Bone applies the provisions of ASC 605-50: Revenue Recognition, Customer Payments and Incentives, which addresses the accounting for consideration given by a vendor or manufacturer to a customer including both a reseller of the vendor’s products and an entity that purchases the vendor’s products from a reseller. Wish-Bone classifies certain types of promotional allowances, coupons and listing fees as a reduction of sales rather than as selling expenses. Wish-Bone records as cost of goods sold certain incentives which include additional or free product manufactured by Wish-Bone.

Cost of Goods Sold
Cost of goods sold include all direct expenses including variable and fixed costs associated with producing Wish-Bone’s products, including raw and packaging materials, direct labor, production costs, distribution costs, supply support costs and the cost of goods purchased from third parties.

Advertising and Promotion
Advertising includes agency fees and commissions as well as production and media costs for television, magazines, radio and other media channels. Advertising costs incurred to produce media advertising are expensed when incurred. Promotions include funds used for creative work on coupons, development and distribution of consumer samples, and promotional materials and related distribution. These costs are expensed as incurred.

Employees’ Benefit Accounting
Wish-Bone and the Unilever Group employees that provide direct support to Wish-Bone participate in a defined benefit pension plan and a defined contribution plan, all of which are sponsored by the Unilever Group. Wish-Bone accounts for costs related to defined benefit pension plan as if it participated in a multi-employer plan, in accordance with ASC 715, Compensation – Retirement Benefits. Such guidance provides that an employer that participates in a multi-employer defined benefit plan is not required to report a liability beyond the contributions currently due and unpaid to the plan. Accordingly, no assets or liabilities relative to these retirement-related plans are recorded by Wish-Bone. See note 4 for further information regarding the plans in which employees participate.

Concentrations
Wish-Bone sells its products to various customers primarily in North America and performs ongoing credit evaluations on its customers. Wish-Bone generally does not require collateral although it maintains allowances for probable credit losses.

Net sales to a single customer and its affiliates represented 23% (unaudited), 21% (unaudited), 21% and 19% during the nine months ended September 30, 2013 and 2012 and the years ended December 31, 2012 and 2011, respectively. Apart from this concentration of revenues to this customer, management believes credit risk is limited due to the large number of the remaining customers and their dispersion across the U.S. and Latin America.

Wish-Bone utilizes specific vendors for purchasing raw materials and packaging components. Purchases from two specific vendors totaled approximately 50% of total inventory purchases for each period presented. Management believes that this risk is mitigated by existing relationships with alternate or replacement suppliers and the nature of the materials and components.

Wish-Bone manufactures a substantial amount of its liquid products at its Independence, Missouri facility. All dry products are manufactured by third parties.

Wish-Bone
Notes to Special Purpose Combined Financial Statements
As of September 30, 2013 (unaudited) and December 31, 2012 and for the Nine Months ended September 30, 2013 (unaudited) and 2012 (unaudited) and for the years ended December 31, 2012 and 2011
($ in thousands)

3.	Transactions With The Unilever Group

Allocated Costs
The Special Purpose Combined Statements of revenues and direct expenses include Wish-Bone’s direct expenses as well as allocations arising from shared services and infrastructure provided to Wish-Bone by the production facility and Unilever Group.

Other production costs include allocations from within the Independence, Missouri manufacturing location for shared support costs such as repairs and maintenance, quality assurance, plant administration and others. These support costs are allocated amongst the product lines in that facility on an activity based model via production volume, man hours and machine hours. Allocations totaled $15,541(unaudited), $17,039 (unaudited), $22,092, and $21,644 during the nine months ended September 30, 2013 and 2012 and during the years ended December 31, 2012 and 2011, respectively.

Distribution costs include allocations from within the distribution locations for shared support costs. Allocations are based upon a combination of metrics including shipping weight, pallet positions, throughput and others and totaled $14,523 (unaudited), $13,733 (unaudited), $17,810 and $17,418 during the nine months ended September 30, 2013 and 2012 and during the years ended December 31, 2012 and 2011, respectively.

Supply support and other expense include corporate allocations for supply chain activities. Allocations are based upon the cost of sales of each brand within the Unilever Group portfolio and totaled $7,065 (unaudited), $6,326 (unaudited), $8,698 and $6,788 during the nine months ended September 30, 2013 and 2012 and during the years ended December 31, 2012 and 2011, respectively.

Allocated selling costs are allocated to Wish-Bone in two ways. The Unilever Group accumulates centralized selling costs and allocates a percentage of those costs to Wish-Bone in proportion of the revenues of Wish-Bone to the Unilever Group as a whole. The second allocation is from direct selling expenses of the Foods Business of the Unilever Group. This allocation is also in proportion of the revenues of Wish-Bone to the Foods Business. Allocated selling costs for the nine months ended September 30, 2013 and 2012 and the years ended December 31, 2012 and 2011 were $3,665 (unaudited), $3,368 (unaudited), $4,370 and $4,756, respectively.

Related Party Transactions
Sales to and/or purchases from affiliates of the Unilever Group are insignificant in all of the periods presented.

Agreements with the Unilever Group
Wish-Bone operates under numerous agreements executed by the Unilever Group with third parties, including but not limited to purchasing, manufacturing, supply and distribution agreements; use of facilities owned, leased, and managed by the Unilever Group; and software, technology and other intellectual property agreements.

4.	Pension and Other Employee Benefit Programs

The Unilever Group sponsors a defined benefit plan for hourly and salaried employees (the "Unicare Retirement Plan"). The Unicare Retirement Plan provides for payment of retirement benefits primarily commencing between the ages of 55 and 65, and also for payment of certain disability benefits.  After meeting certain qualifications, an employee acquires a vested right to future benefits. The benefits payable under the Unicare Retirement Plan are generally determined on the basis of the employees' length of service and earnings.  The Unilever Group's policy is to fund at least the minimum amounts required by the Employee Retirement Income Security Act of 1974. The Unilever Group retains the right to amend or terminate this plan. The Unicare Retirement Plan was closed to new employees on January 1, 2007.

Wish-Bone
Notes to Special Purpose Combined Financial Statements
As of September 30, 2013 (unaudited) and December 31, 2012 and for the Nine Months ended September 30, 2013 (unaudited) and 2012 (unaudited) and for the years ended December 31, 2012 and 2011
($ in thousands)

The Unilever Group sponsors a defined contribution plan (the "Unicare Savings Plan") which allows for a pre-tax employee deferral as well as a company match.  The Unilever Group retains the right to amend or terminate this plan. Wish-Bone’s expenses related to the Unicare Savings Plan were $192 (unaudited), $192 (unaudited), $257 and $216 for the nine months ended September 30, 2013 and 2012 and for the years ended December 31, 2012 and 2011, respectively. Benefit plan expenses for union employees are included in Other production costs in the accompanying Special Purpose Combined Statements of revenues and direct expenses.

5.	Commitments and Contingencies

Operating Leases
The Unilever Group leases certain property and equipment for varying periods of which Wish-Bone uses in the ordinary course of business. There is no material lease obligation to be assumed by Pinnacle.

6.	Subsequent Events

Wish-Bone has evaluated subsequent events from December 31, 2012 through November 22, 2013, the date at which the Special Purpose Combined Financial Statements were available to be issued and determined there were no other items to disclose.